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EXPRESS DIRECT TAX-FREE FUND, INC.

EXHIBIT INDEX

Exhibit 1:            Articles of Incorporation, dated September 1,
                      1995.

Exhibit 2:            Forms of By-laws.

Exhibit 8:            Form of Custodian Agreement.

Exhibit 9(b):         Form of Administrative Services Agreement.